50+ Years of Investing for the Long Run® 4Q25 W. P. Carey Inc. Investor Presentation Exhibit 99.3

Table of Contents Unless otherwise noted, all data in this presentation is as of December 31, 2025. Amounts may not sum to totals due to rounding. Overview Real Estate Portfolio Balance Sheet Corporate Responsibility 3 7 20 24

3 Overview

4 Size One of the largest owners of net lease real estate and among the top 20 REITs in the MSCI US REIT Index Diversification Highly diversified portfolio by tenant, industry, property type and geography Track Record Successful track record of investing and operating through multiple economic cycles since 1973 led by an experienced management team Proactive Asset Management U.S. and Europe-based asset management teams Balance Sheet Investment grade balance sheet with access to multiple forms of capital Real Estate Earnings Stable cash flows derived from long-term leases that contain strong contractual rent bumps W. P. Carey (NYSE: WPC) is a REIT that specializes in investing in single-tenant net lease commercial real estate, primarily in the U.S. and Europe Company Highlights Orgill | Warehouse | Inwood, WV Apotex | Industrial | Ontario, Canada

5 • Generate attractive risk-adjusted returns by investing in net lease commercial real estate, primarily in the U.S. and Europe • Protect downside by combining credit and real estate underwriting with sophisticated structuring and direct origination • Acquire “mission-critical” assets essential to a tenant’s operations • Create upside through rent escalations, credit improvements and real estate appreciation • Capitalize on existing tenant relationships through accretive expansions, renovations and follow-on deals • Hallmarks of our approach: • Diversification by tenant, industry, property type and geography • Disciplined • Opportunistic • Proactive asset management • Conservative capital structure Investment Strategy Transactions Evaluated on Four Key Factors Creditworthiness of Tenant • Industry drivers and trends • Competitor analysis • Company history • Financial wherewithal Criticality of Asset • Key distribution facility or profitable manufacturing plant • Critical R&D or data-center • Top performing retail stores Fundamental Value of the Underlying Real Estate • Local market analysis • Property condition • 3rd party valuation / replacement cost • Downside analysis / cost to re-lease Transaction Structure and Pricing • Lease terms – rent growth and maturity • Financial covenants • Security deposits / letters of credit

W. P. CAREY

Proactive Asset Management

Domestic and international asset management capabilities to address lease expirations, changing tenant credit profiles and asset repositioning or dispositions

- Asset management offices in New York and Amsterdam
- W. P. Carey has proven experience repositioning assets through re-leasing, restructuring and strategic disposition
- Generates value creation opportunities within our existing portfolio
- Five-point internal rating scale used to assess and monitor tenant credit and the quality, location and criticality of each asset

Asset Management Expertise

Transaction

- Leasing
- Dispositions
- Lease modifications
- Credit and real estate risk analysis
- Building expansions and redevelopment
- Tenant distress and restructuring
- Green Building Certifications (LEED, BREEAM)
- Sustainability Solutions (solar, LED lighting, HVAC upgrades)

Operational

- Lease compliance
- Insurance
- Property inspections
- Non-triple net lease administration
- Real estate tax
- Projections and portfolio valuation
- Carbon emissions tracking and reporting

Asset Management Risk Analysis

Risk Management Scale

Tenant Credit	Bankruptcy	Watch List	Stable	Implied IG	Investment Grade
Asset Quality	Obsolete	Residual Risk	Stable	Class B	Class A
Asset Location	No Tenant Demand	Limited Tenant Demand / Challenging Location	Alternative Tenant Demand	Good Location / Active Market	Prime Location / High Tenant Demand
Asset Criticality	Not Critical	Non-Renewal	Possible Renewal	Critical-Renewal Likely	Highly Critical

6

7 Real Estate Portfolio

8 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025. 2. Other includes leases attributable to percentage rent (i.e., participation in the gross revenues of the tenant above a stated level), as well as leases with no escalations. Includes $41.3 million (2.7%) of ABR from a tenant (Extra Space Storage), which has both a percentage rent component and annual fixed rent increases in its lease. 3. Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics. Large Diversified Portfolio (1) N et -L ea se P or tfo lio Number of Properties 1,682 Number of Tenants 371 Square Footage 183.5 million ABR $1.55 billion North America / Europe / Other (% of ABR) 67% / 33% / 1% Contractual Rent Escalation: CPI-linked / Fixed / Other (2) 48% / 48% / 3% WALT 12.0 years Occupancy 98.0% Investment Grade Tenants (% of ABR) 21.9% Top 10 Tenant Concentration (% of ABR) 18.8% Se lf- St or ag e (3) Number of Properties 11 Number of Units 5,420 Average Occupancy 87.6%

W. P. CAREY

Top 25 Net Lease Tenants [1]

One of the lowest Top 10 and 20 concentrations among the net lease peer group

	Tenant	Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
1	ExtraSpace Storage	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	43	41	23.7	2.7%
2	APOTEX	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer [2]	11	33	17.2	2.2%
3	LIFE TIME	Health and fitness facilities in the U.S. leased to premium athletic club operator	12	32	7.9	2.1%
4	METRO	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	31	4.4	2.0%
5	FORTENOVA GRUPA	Grocery stores and one warehouse in Croatia leased to European food retailer	19	28	8.3	1.8%
6	OBI	Retail properties in Poland leased to German DIY retailer	26	28	5.3	1.8%
7	FEDRIGONI	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	26	17.9	1.6%
8	TI Automotive	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier (formerly ABC Technologies) [2][3]	21	25	19.2	1.6%
9	EROSKI	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	24	10.2	1.5%
10	NORD ANGLIA EDUCATION	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	24	18.7	1.5%
Top 10 Total			**233**	**$293**	**13.5 yrs**	**18.8%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025.
2. ABR from these properties is denominated in U.S. dollars.
3. Of the 21 properties leased to the tenant, nine are located in Canada, six are located in the United States and six are located in Mexico.

9

W. P. CAREY

Top 25 Net Lease Tenants (continued) [1]

Tenant		Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
11	Berry	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	21	12.8	1.4%
12	The Quikrete Companies	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	21	17.5	1.3%
13	Senukai	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	20	6.1	1.3%
14	Pendragon	Dealerships in the United Kingdom leased to automotive retailer	46	19	12.8	1.2%
15	Advance Auto Parts	Distribution facilities in the U.S. leased to automotive retailer	28	19	7.1	1.2%
16	Maker's Pride	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer (formerly Hearthside)	18	18	16.6	1.2%
17	Hellweg	Retail properties in Germany leased to German DIY retailer [2]	19	17	14.6	1.1%
18	Dollar General	Retail properties in the U.S. leased to discount retailer	126	17	13.5	1.1%
19	Jumbo	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	17	6.0	1.1%
20	Danske Fragtmænd	Distribution facilities in Denmark leased to Danish freight company	15	15	11.1	1.0%
Top 20 Total			**545**	**$476**	**12.9 yrs**	**30.7%**
21	Intergamma	Retail properties in the Netherlands leased to European DIY retailer	36	15	7.6	0.9%
22	Do it Best	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler (formerly True Value)	6	14	6.0	0.9%
23	Dick's Sporting Goods	Retail properties and single distribution facility in the U.S. leased to sporting good retailer	9	14	5.6	0.9%
24	B Premium Brands	Food processing facility in outside Chattanooga, TN leased to global specialty food manufacturer	1	13	24.6	0.8%
25	Canadian Solar	Distribution and manufacturing facilities in Dallas and Louisville leased to global renewable energy company	2	12	10.3	0.8%
Top 25 Total			**599**	**$544**	**12.6 yrs**	**35.0%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025.
2. On March 28, 2025, we executed an agreement giving us the right to terminate the leases at five properties on September 15, 2026 with ABR totaling $3.5 million.

10

11 38% 25% 22% 14% Property Type Diversification (1) Property Type % of Total United States Europe Mexico & Canada Other (2) Industrial 38.4% 25.5% 7.7% 5.2% – Warehouse 25.2% 14.9% 9.8% 0.4% 0.1% Retail (3) 22.4% 8.8% 13.6% – – Other (4) 14.1% 11.8% 1.7% 0.1% 0.4% Total 100.0% 61.0% 32.9% 5.6% 0.5% 64% Industrial / Warehouse 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025. 2. Includes Mauritius and Japan. 3. Includes automotive dealerships. 4. Includes education facility, specialty, self-storage (net lease), laboratory, research and development, hotel (net lease), office and land. Property Type by Region% of Total Portfolio ABR

W. P. CAREY

Tenant Industry Diversification (1)

% of Total Portfolio ABR


64 industries, each
<1% of ABR
23%
10%
9%
6%
5%
5%
4%
3%
3%
3%
3%
3%
3%
2%
2%
2%
2%
2%
2%
2%
2%
1%
1%
1%
1%
1%
1%
1%

Industry Type by Region

Industry Type (2)	% of Total	United States	Europe	Mexico & Canada	Other (3)
Packaged Foods & Meats	**9.6%**	7.2%	2.4%	–	–
Food Retail	**9.4%**	0.4%	9.0%	–	–
Home Improvement Retail	**6.2%**	0.7%	5.5%	–	–
Auto Parts & Equipment	**5.3%**	2.7%	1.2%	1.3%	–
Automotive Retail	**5.0%**	2.4%	2.6%	–	–
Education Services	**3.9%**	3.9%	–	–	–
Air Freight & Logistics	**3.3%**	0.4%	2.9%	–	–
Pharmaceuticals	**3.1%**	0.9%	–	2.2%	–
Leisure Facilities	**2.8%**	2.8%	0.0%	–	–
Industrial Machinery	**2.7%**	1.7%	0.7%	0.3%	–
Self-Storage REITs	**2.7%**	2.7%	–	–	–
Metal & Glass Containers	**2.6%**	2.0%	0.3%	0.2%	–
Trading Companies & Distributors	**2.4%**	2.3%	0.2%	–	–
Building Products	**2.0%**	1.8%	0.1%	0.1%	–
Other Specialty Retail	**1.9%**	1.9%	–	–	–
Paper Products	**1.6%**	–	1.6%	–	–
Specialty Chemicals	**1.6%**	1.2%	–	0.4%	–
Diversified Support Services	**1.5%**	1.5%	–	–	–
Construction Materials	**1.5%**	1.5%	–	0.1%	–
Food Distributors	**1.3%**	1.3%	–	–	–
Construction Machinery	**1.3%**	0.3%	0.4%	0.5%	–
Consumer Staples Merchandise Retail	**1.2%**	1.2%	0.1%	–	–
Passenger Ground Transportation	**1.2%**	0.7%	0.6%	–	–
Commodity Chemicals	**1.1%**	1.1%	–	0.0%	–
Hotels & Resorts	**1.1%**	0.3%	0.3%	–	0.4%
Diversified Metals	**1.0%**	0.4%	0.7%	–	–
Other (64 industries, each <1% of ABR)	**22.6%**	17.8%	4.3%	0.4%	0.1%
Total	**100.0%**	**61.0%**	**32.9%**	**5.6%**	**0.5%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025.
2. Industry classification is based on the Global Industry Classification Standard (GICS) framework.
3. Includes Mauritius and Japan.

12

13 North America, 67% $1.0B United States, 61% $947MM Canada (4), 4% $60MM Mexico (3), 2% $28MM Europe, 33% $511MM Other (2), 1% $8MM 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025. 2. Includes Mauritius (0.4%) and Japan (0.1%). 3. All ABR from Mexico-based properties denominated in USD. 4. $50.4MM (84%) of ABR from Canada-based properties denominated in USD with the balance in CAD. W. P. Carey has been investing internationally for over 25 years, primarily in Europe Geographic Diversification (1) Through our financing and hedging strategies, we’ve significantly mitigated currency risk through a combination of over-weighting our debt in foreign currencies and utilizing contractual cash flow hedges.

14 Uncapped CPI 30% Fixed 48% Capped CPI 18% Other (2) 3% CPI-linked 48% None <1% 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025. 2. Represents leases attributable to percentage rent (i.e., participation in the gross revenues of the tenant above a stated level). Includes $41.3 million (2.7%) of ABR from a tenant (Extra Space Storage), which has both a percentage rent component and annual fixed rent increases in its lease. Over 99% of ABR comes from leases with contractual rent increases, including 48% linked to CPI Internal Growth from Contractual Rent Increases (1)

15 4.3% 4.3% 4.2% 4.1% 3.1% 2.9% 2.8% 2.6% 2.4% 2.3% 2.4% 2.4% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1. Contractual same store portfolio includes leases that were continuously in place during the period from December 31, 2024 to December 31, 2025. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2025. Contractual same store growth of 2.4% (1) Same Store ABR Growth

16 2.9% 3.9% 4.3% 5.1% 2.6% 5.2% 3.5% 5.4% 6.2% 5.0% 4.3% 51.6% 0% 10% 20% 30% 40% 50% 60% 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Thereafter 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025. 2. Assumes tenants do not exercise any renewal or purchase options. Weighted-average lease term of 12.0 years Lease Expirations and Average Lease Term (1) Lease Expirations (% ABR) (2)

17 Historical Occupancy (1) 1. Net lease properties only. Historical data through 2021 includes properties owned by W. P. Carey or non-traded REIT funds managed (and subsequently acquired) by W. P. Carey. 2. Represents occupancy for each completed year at December 31. Stable occupancy maintained during the aftermath of the global financial crisis and throughout the COVID-19 pandemic 96.6% 97.3% 98.4% 98.8% 99.0% 99.2% 99.3% 99.8% 98.3% 98.9% 98.5% 98.5% 98.8% 98.1% 98.6% 98.0% 0% 20% 40% 60% 80% 100% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Occupancy (% Square Feet) (2)

W. P. CAREY

Recent Acquisitions – Case Studies

Recent investment activity has been focused primarily on mission critical industrial and warehouse properties and essential retail

Recent Acquisitions

CanadianSolar



Canadian Solar*
September 2025 (1 property)

Purchase Price: $92 million
Transaction Type: Acquisition
Facility Type: Industrial
Location: Mesquite, TX
Gross Square Footage: 756,668
Lease Term: 10-year lease
Rent Escalation: Fixed

** Follow-on transaction to 2024 deal*

Ontime



Ontime
December 2025 (4 properties)

Purchase Price: $80 million
Transaction Type: Sale-leaseback
Property Type: Warehouse
Location: Navarra and Zaragoza, Spain
Gross Square Footage: 728,147
Lease Term: 20-year lease
Rent Escalation: Uncapped Spanish CPI

LIFE TIME®



Life Time Fitness
December 2025 (10 properties)

Purchase Price: $322 million
Transaction Type: Acquisition
Property Type: Retail
Location: Various, United States
Gross Square Footage: 1,254,645
Lease Term: 10-year lease
Rent Escalation: Fixed

18

19 Capital investments have become a more meaningful part of our investment activity and allow us to pursue follow-on opportunities with existing tenants Recent Capital Investments Investment: $45 million redevelopment Property Type: Research & Development Location: Washington, MI Additional Gross Square Footage: 81,086 Lease Term: 20-year lease Rent Escalation: Fixed ZF Completed December 2024 Investment: $8 million renovation Property Type: Industrial Location: Evansville, IN Additional Gross Square Footage: N/A Lease Term: 15-year lease Rent Escalation: Uncapped U.S. CPI Berry Global Completed April 2025 Investment: $6 million renovation Property Type: Industrial Location: Various, France Additional Gross Square Footage: N/A Lease Term: 17-year lease Rent Escalation: Uncapped French CPI Fraikin Completed December 2025 Capital Investments – Case Studies

20 Balance Sheet

21 Capitalization ($MM) 12/31/25 Total Equity (2) $14,104 Pro Rata Net Debt Senior Unsecured Notes USD 2,750 Senior Unsecured Notes EUR 4,259 Mortgage Debt, pro rata USD 108 Mortgage Debt, pro rata (EUR $107 / Other $21) 128 Unsecured Revolving Credit Facility USD 258 Unsecured Revolving Credit Facility (EUR $67 / Other $110) 177 Unsecured Term Loans (EUR $840 / GBP $364) 1,204 Total Pro Rata Debt $8,884 Less: Cash and Cash Equivalents (155) Less: Cash Held at Qualified Intermediaries (81) Total Net Debt $8,647 Enterprise Value $22,752 Total Capitalization $22,988 Leverage and Debt Metrics Net Debt / Adjusted EBITDA (annualized) (3)(4) 5.9x Net Debt / Adjusted EBITDA (annualized) – inclusive of unsettled forward equity (3)(4)(5) 5.6x Net Debt / Enterprise Value (2)(3) 38.0% Total Consolidated Debt / Gross Assets (6) 43.4% Weighted Average Interest Rate (three months ended Dec 31, 2025) (pro rata) 3.2% Weighted Average Debt Maturity (pro rata) 4.3 years Capitalization (%) • Size: Large, well-capitalized balance sheet with $22.8B in total enterprise value • Credit Rating: Investment grade rated Baa1 by Moody’s and BBB+ by S&P • Liquidity: $2.2B at year end including revolver availability, unsettled forward equity, cash on hand and 1031 proceeds • Leverage: Maintain conservative leverage, targeting mid-to-high 5s Net Debt to EBITDA • Capital Markets: Demonstrated strong access to capital markets – ATM: $423MM of forward equity issued in 2025, all of which remains available for settlement – U.S. Bond Issuances: $400MM of 4.650% Senior Unsecured Notes due July 2030 issued July 2025 and $400MM of 5.375% Senior Unsecured Notes due 2034 issued June 2024 – Eurobond Issuances: €600MM of 3.70% Senior Unsecured Notes due 2034 issued November 2024 and €650MM of 4.25% Senior Unsecured Notes due 2032 issued May 2024 – Term Loan: Recast €500MM term loan in 2025 extending maturity to 2029, with options to extend to 2030 and swapped to a fixed rate of 2.80%, inclusive of credit spread Balance Sheet Highlights 61% 30% 7% 1% Equity (2) Senior Unsecured Notes Unsecured Revolving Credit Facility / Term Loans Mortgage Debt (pro rata) Balance Sheet Overview (1) 1. Amounts may not sum to totals due to rounding. 2. Based on a closing stock price of $64.36 on December 31, 2025 and 219,145,876 common shares outstanding as of December 31, 2025. 3. Net debt to Adjusted EBITDA and net debt to enterprise value are based on pro rata debt less consolidated cash and cash equivalents and cash held at qualified intermediaries. 4. Adjusted EBITDA represents 4Q25 Adjusted EBITDA (annualized), as reported in the Fourth Quarter 2025 Supplemental Information included in the Form 8-K filed with the SEC on February 10, 2026. 5. Additionally, reflects the impact of 6,258,496 shares of unsettled forward equity as of December 31, 2025, as if they had been settled for cash at a weighted-average net settlement price of $65.85 per share. 6. Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets.

22 % of Total (5) 11.8% 6.9% 14.4% 17.3% 11.4% 5.7% 15.2% 4.8% 12.4% Interest Rate (5) 3.2% 2.2% 2.8% 3.4% 2.4% 2.4% 3.7% 2.3% 4.3% $M M 1. Reflects amount due at maturity, excluding unamortized discount and unamortized deferred financing costs. 2. Reflects pro rata balloon payments due at maturity. W. P. Carey has two fully amortizing mortgages due in 2026 ($1.8MM) and 2031 ($2.1MM). 3. Includes amounts drawn under the credit facility as of December 31, 2025. 4. Based on total pro rata debt outstanding as of December 31, 2025. Includes debt which is swapped to fixed-rate. 5. Reflects the weighted average percentage of debt outstanding and the weighted average interest rate for each year based on the total outstanding balance as of December 31, 2025. 106 29 74 11 2 588 588 588 176 617 999 705 350 325 400 500 350 425 400 616 588 435 $1,043 $616 $1,278 $1,535 $1,017 $500 $1,349 $427 $1,105 2026 2027 2028 2029 2030 2031 2032 2033 2034 Mortgage Debt Unsecured Bonds (EUR) Unsecured Bonds (USD) Unsecured Term Loans Unsecured Revolving Credit Facility(2) (3) Debt Maturity Schedule Principal at Maturity (1) 92% Fixed Rate Debt (4)

23 Metric Covenant December 31, 2025 Total Leverage Total Debt / Total Assets ≤ 60% 42.1% Secured Debt Leverage Secured Debt / Total Assets ≤ 40% 0.7% Fixed Charge Coverage Consolidated EBITDA / Annual Debt Service Charge ≥ 1.5x 5.0x Maintenance of Unencumbered Asset Value Unencumbered Assets / Total Unsecured Debt ≥ 150% 230.5% 1. This is a summary of the key financial covenants for our Senior Unsecured Notes, along with estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants governing the Senior Unsecured Notes. 2. As of December 31, 2025, our Senior Unsecured Notes consisted of the following note issuances: (i) €500 million 2.25% senior unsecured notes due 2026, (ii) $350 million 4.25% senior unsecured notes due 2026, (iii) €500 million 2.125% senior unsecured notes due 2027, (iv) €500 million 1.35% senior unsecured notes due 2028, (v) $325 million 3.85% senior unsecured notes due 2029, (vi) €525 million 0.95% senior unsecured notes due 2030, (vii) $400 million 4.65% senior unsecured notes due 2030, (viii) $500 million 2.40% senior unsecured notes due 2031, (ix) $350 million 2.45% senior unsecured notes due 2032, (x) €650 million 4.250% senior unsecured notes due 2032, (xi) $425 million 2.25% senior unsecured notes due 2033, (xii) $400 million 5.375% senior unsecured notes due 2034 and (xiii) €600 million 3.70% due 2034. Excludes the €150MM 3.41% senior unsecured notes due 2029 and €200MM 3.70% senior unsecured notes due 2032 issued in the September 2022 private placement offering. Investment grade balance sheet rated Baa1 (stable) by Moody’s and BBB+ (stable) by S&P Senior Unsecured Notes (2) Unsecured Bond Covenants (1)

24 Corporate Responsibility

W. P. CAREY

Corporate Responsibility

Our 2024 Corporate Responsibility Report details our ongoing commitment to *Doing Good While Doing Well®*

Recent highlights include:

Environmental	▪ Increased the percentage of our leases that contain green lease provisions, improving our visibility into our portfolio's power consumption ▪ Continued to engage with tenants to identify property-level sustainability opportunities within our portfolio, including renewable energy opportunities through CareySolar®, which we believe can reduce emissions, support tenants' sustainability goals and represent attractive investments
Social	▪ Recognized by GlobeSt as one of CRE's Best Places to Work in 2025 ▪ Earned 2025 Great Place to Work Certification™ in the U.S. and Europe, in addition to being selected as one of the 2025 Best Workplaces in New York by Fortune ▪ Continued to encourage our employees to participate in philanthropic and charitable activities through our CareyForward program
Governance	▪ Maintained the highest QualityScore rating of "1" from Institutional Shareholder Services (ISS) in Governance ▪ Continued our commitment to managing risk, providing transparent disclosure and being accountable to our stakeholders

Our Portfolio:

6.1M
sq. ft. of green-certified buildings (1)(2)

38%
of portfolio under a green lease (2)(3)

1. For a building to be considered "green-certified" under our investment criteria, it must at a minimum be certified by LEED, BREEAM or a similarly recognized organization or certification process. LEED™—an acronym for Leadership in Energy and Environmental Design™—and its related logo are trademarks owned by the U.S. Green Building Council and are used with permission. Learn more at www.usgbc.org/LEED. BREEAM is a registered trademark of BRE (the Building Research Establishment Ltd. Community Trade Mark E5778551). The BREEAM marks, logos and symbols are the Copyright of BRE and are reproduced by permission.
2. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of December 31, 2025.
3. As a percentage of square footage.

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26 Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward- looking statements include, but are not limited to, statements that are not historical facts. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. All data presented herein is as of December 31, 2025 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results. Cautionary Statement Concerning Forward-Looking Statements

27 Non-GAAP Financial Disclosures Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA because they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Adjusted EBITDA is also modified to reflect the pro forma impact of our investment and disposition activity, assuming all activity occurred at the beginning of the applicable period. This includes adjustments to recurring revenue and expenses related to properties acquired or disposed of, and capital investments and commitments completed, during the applicable period. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure and representation of the performance of our business to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered an alternative to net income or an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2025. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. Disclosures The following non-GAAP financial measures are used in this presentation